UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES

EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 12, 2006

PLANAR SYSTEMS, INC.

(Exact name of registrant as specified in its charter)

OREGON	0-23018	93-0835396
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1195 NW Compton Drive

Beaverton, Oregon 97006

(503) 748-1100

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry Into a Material Definitive Agreement

In connection with the acquisition by Planar Systems, Inc., an Oregon corporation (“Planar”) of Clarity Visual Systems, Inc., an Oregon corporation (“Clarity”), Planar has entered into employment agreements with Paul Gulick and Kris Gorriaran, each of whom were officers of Clarity and have become officers of Planar. The employment agreements became effective upon the closing of the acquisition on September 12, 2006. The employment agreements are for a term beginning on the closing date of the acquisition and ending upon termination pursuant to the employment agreements, provided that on the first anniversary date of the employment agreements and each anniversary thereafter, the term of such agreements will be automatically extended by one year, unless either party gives 90 days prior written notice that the term will not be so extended. If a “change in control” (as defined in the employment agreements) occurs during the term of the employment agreements, the employment agreements will continue in effect until two years after the change in control.

Pursuant to the employment agreements, Mr. Gulick and Ms. Gorriaran will each be paid a base salary of $230,000 per year and will have an annual cash bonus target of 60% of base salary. Mr. Gulick and Ms. Gorriaran will be entitled to receive such insurance and employment benefits as are available to other executive officers of Planar. Ms. Gorriaran will receive (a) an option to purchase 50,000 shares of Planar common stock at an exercise price equal to the fair market value on the date of grant, vesting over a four-year period (25% vesting on the one-year anniversary of the date of grant, 6.25% vesting quarterly thereafter) and (b) 30,000 shares of restricted Planar common stock of which 15,000 shares will vest 25% each year for four years and of which 15,000 will vest subject to performance criteria.

If Mr. Gulick or Ms. Gorriaran is terminated by Planar for “cause” (as defined in the employment agreements) or if Mr. Gulick or Ms. Gorriaran terminates his or her employment with Planar without “good reason” (as defined in the employment agreements), the executive would be paid the amount of his or her base salary and annual bonus earned and payable through the effective date of such termination, together with any other compensation or benefits that have been earned but not yet paid to him or her.

If during the two-year period following the closing date of the acquisition Planar terminates the employment of Mr. Gulick or Ms. Gorriaran without cause or if Mr. Gulick or Ms. Gorriaran terminates his or her employment with Planar with good reason, Planar will pay the executive (i) all compensation and benefits that have been earned but not yet paid; (ii) an amount equal to 12 months’ base salary; (iii) any quarterly bonus earned through the date of termination; (iv) a portion of any annual bonus prorated according to the number of days executive was employed during the year to which the annual bonus relates; and (v) the amount of the monthly premiums the executive pays for COBRA group health insurance continuation coverage for up to a maximum of 12 months.

If Mr. Gulick or Ms. Gorriaran is terminated or resigns for good reason within 24 months after a change in control, unless the termination is because of death, for cause or disability (as defined in the employment agreements) or by the executive other than for good reason, Planar will pay the executive (i) all compensation, benefits, and accrued vacation that have been earned but not yet paid; (ii) an amount equal to (A) one times (1.5 times in Mr. Gulick’s case) the higher of (1) executive’s annual base salary at the rate in effect immediately prior to the time a notice of termination is given, or (2) one year’s annual base salary at the rate in effect immediately prior to the change in control, plus (B) an amount equal to one times (1.5 times in Mr. Gulick’s case) the higher of (1) the executive’s target bonus for the year in which a notice of termination is given, or (2) the executive’s target bonus for the year in which the change in control occurs; (iii) for a 12 month period (an 18 month period in Mr. Gulick’s case), arrange to provide the executive and the executive’s dependents life, accident, medical and dental insurance benefits substantially similar to those the executive was receiving immediately prior to the change in control, except to the extent similar benefits are provided by a subsequent employer; (iv) accelerate and immediately vest those shares of restricted stock (except shares with performance-based vesting) and outstanding options to purchase stock of Planar held by executive that would otherwise vest during the 12 month period (the 18 month period in Mr. Gulick’s case) after termination.

If any payment under the employment agreements to an executive in connection with a change in control could constitute a “parachute payment” within the meaning of Section 280G of the Internal Revenue Code of 1986, as amended, then Planar shall reduce the payments so that the maximum amount of the payments shall be One Dollar ($1) less than the amount that would cause the payments to be subject to the excise tax imposed by Section 4999 of the code.

Item 2.01.	Completion of Acquisition or Disposition of Assets

On September 12, 2006, Planar completed its previously announced acquisition of Clarity. Clarity was acquired pursuant to the terms of an Agreement and Plan of Merger and Reorganization (the “Merger Agreement”) dated as of July 18, 2006 by and among Planar, Cornell Acquisition Corporation, an Oregon corporation and a wholly-owned subsidiary of Planar (“Merger Sub”), Clarity, and, with respect to Article VIII and Article X thereof, Paul E. Gulick, as Shareholder Representative, and Mellon Investor Services LLC, as Escrow Agent. Pursuant to the Merger Agreement, Clarity was merged with and into Merger Sub, with Merger Sub continuing as the surviving corporation and a wholly-owned subsidiary of Planar (the “Merger”).

Planar acquired all of the outstanding capital stock of Clarity for approximately $21,897,000 in cash and approximately 1,814,000 shares of Planar common stock, valued at approximately $18,232,000 based on the closing price of Planar common stock on September 12, 2006. Planar also assumed all options to purchase Clarity stock that were outstanding at the effective time of the Merger, which now represent options to purchase approximately 949,000 shares of Planar common stock.

The Merger is intended to qualify as a tax-free reorganization under Section 368(a) of the Internal Revenue Code of 1986, as amended. The foregoing description of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the complete text of the Merger Agreement, which was filed as Exhibit 2.1 to Planar’s Current Report on Form 8-K filed on July 21, 2006.

On September 12, 2006, Planar issued a press release announcing the completion of its acquisition of Clarity. A copy of the press release is attached hereto as Exhibit 99.1.

Item 9.01.	Financial Statements and Exhibits

(a)	Financial Statements of Business Acquired.

The financial statements required by Item 9.01(a) of Form 8-K were previously filed in Planar’s Registration Statement on Form S-4 (Registration No. 333-136795), as filed with the Commission on August 21, 2006, as amended on August 28, 2006, and accordingly, are not required to be filed herewith pursuant to General Instruction B.3. of Form 8-K.

(b)	Pro Forma Financial Information.

The pro forma financial statements required by Item 9.01(b) of Form 8-K were previously filed in Planar’s Registration Statement on Form S-4 (Registration No. 333-136795), as filed with the Commission on August 21, 2006, as amended on August 28, 2006, and accordingly, are not required to be filed herewith pursuant to General Instruction B.3. of Form 8-K.

(d)	Exhibits.

2.1	Agreement and Plan of Merger and Reorganization by and among Planar Systems, Inc., Cornell Acquisition Corporation and Clarity Visual Systems, Inc., and, with respect to Article VIII and Article X thereof, Paul E. Gulick, as Shareholder Representative, and Mellon Investor Services LLC, as Escrow Agent, dated as of July 18, 2006 (incorporated by reference to the Current Report on Form 8-K filed by Planar Systems, Inc. on July 21, 2006).

99.1	Press release issued by Planar Systems, Inc. on September 12, 2006.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized on September 14, 2006.

PLANAR SYSTEMS, INC.
(Registrant)

By	/s/ Scott Hildebrandt
Scott Hildebrandt
Vice President and Chief Financial Officer